AMENDMENT TO EMPLOYMENT AGREEMENT

      This Amendment (the "Amendment"), effective as of March 10, 2004 (the "Effective Date"), to the employment agreement executed on or about May 7, 2002 (the "Employment Agreement") by and between GoAmerica, Inc., a Delaware corporation (the "Company"), and Aaron Dobrinsky (the "Executive").

                                   WITNESSETH:

      WHEREAS, the Company and the Executive entered into the Employment Agreement; and

      WHEREAS, the Company and the Executive desire to amend the Employment Agreement to reflect changes which the parties hereby agree to in connection with the Company's continued employment of the Executive; and

      WHEREAS, the Company and the Employee executed a Mutual Release, dated December 19, 2003, which release is incorporated herein by reference.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments - The Employment Agreement shall be amended as follows:

            1.1 Section 1. Term. Nothing in this Amendment shall be construed to alter the term of the Employment Agreement (the "Term").

            1.2 Section 2. Positions and Duties. Section 2 is hereby amended and restated in its entirety as follows:

                  The Executive shall hold the office of Chairman until such time as he: (i) voluntarily resigns such title; or (ii) the Board of Directors of the Company (the "Board") approves a new Chairman/Executive Chairman who the Board determines in good faith has superior qualifications in the Company's area of business concentration. Nothing in this Agreement shall prevent the Executive from accepting alternate full-time employment from another company and no such alternate employment will limit the benefits provided hereunder unless expressly stated in this Amendment. The Executive shall remain a director, at a minimum, through the end of the director's term (the "Director's Term") which commenced on December 19, 2003. The Company will use reasonable commercial efforts to obtain nomination and election of the Executive as a director of the Company, throughout the Director's Term, unless: (i) the Executive voluntarily resigns; (ii) the Executive voluntarily chooses not to stand for reelection; or (iii) the Executive is removed for Cause.

            1.3 Section 3. Compensation. The benefits provided in Section 3 shall remain in full force and effect through the end of the Term, except that Sections 3(a) and 3(e) shall be amended as follows:

                  (a) Section 3(a) is hereby amended and restated in its entirety. For the Term (and, thereafter, if the Executive remains director), the Executive shall receive fees and equity grants to the same extent as the fees and equity grants received by "non-employee" directors of the Company, to the extent permissible by statute, charter and bylaws. The Executive shall also receive any other nominal salary required, if any, to maintain the Executive on the Company's benefit plans.

                  (b) Section 3(e) is hereby amended and restated in its entirety. The Executive will be entitled to the same health, medical and welfare benefits provided to other senior executives of the Company (and their "dependents" as that term may be defined under the applicable benefit plan(s) of the Company) through the end of the Term, so long as continuation of such benefits are permitted by the Company's carriers. If, for any reason, the Company is not able to provide such benefits directly, the Company shall continue to pay for the continuation of all such benefits through a continuation pursuant to COBRA. In the event that the Company is required, for any reason, to move the Executive onto COBRA prior to May 7, 2005, the Company agrees that for each month between May 7, 2005 and December 7, 2006 during which the Executive is not eligible for COBRA continuation, the Executive shall receive a cash payment equal to the last COBRA payment made (whether by the Executive or the Company) under the Company's plan, to help offset the cost to the Executive of obtaining independent insurance. If, at any time the Executive becomes eligible for medical benefits from an employer other than the Company, the Executive's eligibility for continued medical benefits from the Company shall cease.

            1.4 Section 6. Compensation in the Event of Termination. Section 6(a) is hereby amended and restated in its entirety as follows:

                  In the event that either: (i) the Executive's employment is terminated for a reason other than Cause, including for Good Reason by the Executive; or (ii) the Company does not renew the Employment Agreement at the conclusion of the Term or any renewal thereof, the Executive shall be eligible to receive severance from the Company in accordance with the Company's severance policy with respect to executive officers of the Company in effect at the time of termination or non-renewal. Any severance amount paid pursuant to this Section 6, if any, shall be calculated based upon the Executive's base salary as in effect on March 31, 2003.

                  The payments, rights and entitlements described in Section 6(a) above, if any, shall only be made if the Executive shall first have executed and delivered to the Company its form of release with respect to his employment hereunder and the termination of such employment.

            1.5 Section 8. Restrictive Covenant. Section 8 shall be deleted in its entirety.

            1.6 Stock Options. The Company acknowledges and agrees that any stock option or other equity grant which was granted to the Executive prior to the date of this Amendment shall remain in force and effect and shall continue to vest throughout the balance of the Term and any renewals thereof and shall continue to be exercisable pursuant to their terms.

2.    Reference to and Effect on the Employment Agreement

            2.1 On and after the date hereof, each reference to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Employment Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Employment Agreement. A reference to the Employment Agreement in any such instrument or document shall be deemed to be a reference to the Employment Agreement as amended hereby.

            2.2 Except as amended and/or superseded by, or inconsistent with, this Amendment or the Mutual Release, the provisions of the Employment Agreement shall remain in full force and effect. In the event of a conflict among this Amendment, the Mutual Release and/or the Employment Agreement, the express content of the immediately preceding order of documents shall control any interpretation.

3.       Governing Law

         The Employment Agreement and Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to principles of conflicts of laws.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                          GOAMERICA, INC.


                                          By: /s/ Daniel R. Luis
                                              --------------------------
                                              Daniel R. Luis
                                              Chief Executive Officer


                                          EXECUTIVE


                                              /s/ Aaron Dobrinsky
                                              --------------------------
                                              Aaron Dobrinsky